Exhibit 10.33
Notice of Termination
Agreement of Purchase and Sale - Commercial

SELLER,	ANI PHARMACEUTICALS CANADA INC.	, and
BUYER,	MASTERCOM INC.
BROKERAGES,	CRESA TORONTO, BROKERAGE	CBRE LIMITED, BROKERAGE
	(Listing Brokerage)	(Co-operating Brokerage)
for the Sale of	400 Iroquois Shore Road, Oakville. ON
dated the	6th day of November. 2023

We. the Buyer and the Seller in the above noted transaction hereby acknowledge that the above described transaction is terminated and release each other and the Brokerage in the proposed transaction, from all liabilities, covenants, obligations, claims and sum of money arising out of the above Agreement of Purchase and Sale - Commercial, together with any rights and causes of action that each party may have had against the other and/or the Brokerage, and we direct the deposit holder to disburse the deposit of:

One Hundred Thousand Canadian Dollars ($CDN) $100,000.00

Payable to: Amara Construction Inc.

BUYER: MASTERCOM INC.

Per: /s/ Omar Nouelaty

Name: Omar Nouelaty, A.S.O.

I have authority to bind the company

Name:
I have authority to bind the company

RECEIPT ACKNOWLEDGED AT 4:30 A.M. P.M. this 22nd day of December 2023 by:

Print Name: ANI Pharmaceuticals Canada Inc.

Signature: /s/ Chad Gassert